===============================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      --------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 26, 2004


                              GENESIS ENERGY, L.P.
             (Exact name of registrant as specified in its charter)


     Delaware                        1-12295                  76-0513049
(State or other jurisdiction of    (Commission            (I.R.S. Employer
incorporation or organization)    File Number)            Identification No.)


   500 Dallas, Suite 2500, Houston, Texas                         77002
  (Address of principal executive offices)                      (Zip Code)


                                 (713) 860-2500
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240-14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)




===============================================================================

                                       -2-
Item 1.01.  Entry into a Material Definitive Agreement.

     On August 26, 2004, Genesis Energy, L.P. ("GELP") entered into a Second Production Payment Purchase and Sale Agreement with Denbury Onshore, LLC ("Denbury"), a wholly-owned subsidiary of Denbury Resources, Inc. Under the terms of this agreement, GELP acquired a second carbon dioxide (CO2) volumetric production payment of 33.0 billion cubic feet (Bcf) of CO2 for approximately $4.8 million. Denbury assigned to GELP a wholesale CO2 marketing agreement with a third party. In addition, Denbury and GELP executed a Second Carbon Dioxide Transportation Agreement, providing for the transportation of the CO2 by Denbury to the third party. Denbury will earn a transportation fee of $0.16 per million cubic feet (Mcf) from GELP for providing this service.

Genesis Energy, Inc., the general partner of GELP, is a wholly-owned subsidiary of Denbury Resources, Inc.

Item 9.01.  Financial Statements and Exhibits

     (c)  Exhibits

            The following materials are filed as exhibits to this Current Report on Form 8-K.

            Exhibit.

            *10.1 Second Production Payment Purchase and Sale Agreement between Denbury Onshore, LLC and Genesis Crude Oil, L.P. executed August 26, 2004
            *10.2 Second Carbon Dioxide Transportation Agreement between Denbury Onshore, LLC and Genesis Crude Oil, L.P.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        GENESIS ENERGY, L.P.
                                        (A Delaware Limited Partnership)

                                        By:   GENESIS ENERGY, INC., as
                                                General Partner


Date:  September 10, 2004               By:     /s/  ROSS A. BENAVIDES
                                              ---------------------------
                                                Ross A. Benavides
                                                Chief Financial Officer